Exhibit 10.2

                                 Agreement

   This is an agreement between Nevada Processing Solutions, Inc., a Nevada corporation traded on the OTC-BB (hereafter referred to as "Pubco"), the Settling Investors set forth in Schedule A (collectively referred to hereafter as the "Investors") and Marcus Luna, Esq., as legal representative of a group of investors, including the former secured creditors of MMAX Enterprises, Inc., a Florida corporation and the financiers of the Campeon MMAXimo" reality program (collectively referred to hereafter as the "Finance Group").

   WHEREAS, MMAX Enterprises, Inc., a Florida corporation ("MMAX"), is a failed private company that raised funds to enter the mixed martial arts promotion business which would produce live mixed martial arts events, primarily in Mexico, and then distribute television programs based on the edited event footage. The business model would be similar to that of the "UFC" but based in Mexico with programming in Spanish for consumption by the US and international Spanish speaking television market;

   WHEREAS, during the period May 31, 2007 to October 10, 2008, the Investors made loans and / or capital investments in MMAX in a series of private placements, which did not involve the Finance Group;

   WHEREAS, the business plan of MMAX, using the proceeds of the private placements was to organize, exhibit and syndicate the programming for mixed martial arts programs;

   WHEREAS, MMAX, which is currently defunct and no longer operating, was unable to facilitate its business plan and owes a substantial amount of money and has lost its assets to secured creditors through foreclosure and assignment;

   WHEREAS, the Finance Group, represented by Marcus A. Luna, Esq., has no relationship with the Investors, and in fact, made a loan to MMAX Enterprises, Inc., subsequent to the various investments by the Investors and at the request of certain of the investors. Marcus A. Luna, Esq., has never served as counsel to any of the Investors and never advised them to invest in MMAX Enterprises, Inc. Mr. Luna expressly disclaims any liability or responsibility to the Investors, but instead has advised his clients, the Finance Group, to invite the Investors into the Pubco transaction as shareholders in exchange for their final and absolute waiver of rights and claims against MMAX Enterprises, et al., which might adversely impact the continued pursuit of the MMAX business by the current owners. The current owners obtained the assets through foreclosure and have been financing the preservation and enhancement of the assets, along with new business, at their sole cost and expense;

   WHEREAS, certain former secured creditors of MMAX Enterprises, Inc., pursuant to the terms of a collateralized loan agreement entered into on January 15, 2008, foreclosed on the assets previously held by MMAX Enterprises, Inc. and took possession of the assets pursuant to non-judicial foreclosure process, seizure of the assets, and entry into a settlement and assignment agreement, which included a waiver of claims against MMAX Enterprises, Inc., and its management. In addition to all of the assets previously held by MMAX Enterprises, the secured creditors have invested further sums in pursuit of the former MMAX Business and have invested in the preservation of the assets, including but not limited to, payments for trademark filings with the USPTO, payment of legal fees related to the trademarks, costs of website maintenance and registration fees, costs for preservation and storage of the video assets, and payments for continued event promotion under the MMAX logo and brand name;

   WHEREAS, a new investing group financed and paid for the video film production and post production of the 1st season of the mixed martial arts competition reality program entitled "Campeon Mmaximo" which was filmed in Cuernavaca, Mexico in March of 2009 and funded entirely by a third party financier. The "Campeon Mmaximo" project is in post-production and will be ready for airing pending a distribution agreement being negotiated by the new management team;

   WHEREAS, Pubco is a publicly traded company which has its common stock listed and trading on the OTC-BB under the trading symbol: "NEPR". Pubco seeks to acquire the assets described above in exchange for cash or shares of its common stock;;

   WHEREAS, the Finance Group has agreed to transfer the Assets to Pubco pursuant to a Purchase and Sale Agreement and has further agreed to invite the former investors in MMAX Enterprises, Inc., to participate as shareholders in the public company subject to the terms and conditions set forth in this Agreement. Pubco is not assuming the debts or liabilities of MMAX Enterprises, Inc., nor is it acquiring the Florida Corporation, which is currently defunct, owes a substantial amount of money and has lost its assets to secured creditors through foreclosure and assignment. This offer does not constitute an admission by any party of liability for any claims, nor does it constitute an obligation of Pubco, or any of the secured creditors, which are making the offer based on their desire to include the former investors in MMAX Enterprises, in the business opportunity, to buy their peace and to settle finally and forever any possible claims that the Investors might assert relating to the failed business of MMAX Enterprises, Inc.;

   WHEREAS, the Investors, in consideration for the issuance of Pubco shares (the "Legacy Shares") agree to waive and forgive all claims at law or equity against any of the following, either collectively or individually: MMAX Enterprises, Inc., its affiliates, officers, directors, representatives, shareholders, employees, agents, brokers, Pubco, its affiliates, officers, directors, representatives, shareholders, employees, agents, brokers, Marcus
A. Luna, Esq., the Finance Group, and any other parties for any matter relating to their investment in and the transaction relating to MMAX Enterprises, Inc., subject to the following:

1.   Proposed Transaction.  Pubco, The Finance Group and others have entered
     ---------------------
     into an agreement in principal where the following is to occur:

     (a) The Investors, members of the Finance Group and others will acquire shares in Pubco, an OTC bulletin board listed company.

     (b) In consideration for $110,000, The Finance Group is to transfer to Pubco the Assets free and clear of all liens or claims. The payment of this sum may be deferred pending a subsequent closing event and in no way will hinder the rights and or benefits to which the Investors shall be contractually entitled or the waiver provided herein.
     (c) Additional financing is being sought from an unaffiliated third party in the minimum amount of $1,000,000 and a proposed maximum of $2 million. There can be no assurance that this additional investment will occur, or if it does occur, that it will be on terms favorable or acceptable to Pubco, and/or the Investors. The terms of this Agreement do not require that any additional investment will be made by any party, including the Investors, but the business plan of Pubco does require additional capital investment for the business to succeed.

     (d) Giving effect to items (a) through (c) above, the proposed capitalization will be as shown on Schedule B, attached hereto.

     (e) Giving effect items (a) through (c) above, the Investors will be issued Pubco shares as shown on Schedule A, attached hereto.

2.   Representations and Warranties by Pubco.  To induce the Investors to
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     participate in this Agreement, Pubco represents and warrants that at the time of closing:

     (a) Pubco is duly registered as a Nevada corporation and has the power and authority to enter into this transaction and to engage in business in those states where it is qualified.

     (b) The current capitalization of Pubco consists of 3,375,000 shares of common stock issued and outstanding, of which 3,100,000 shares area "control block" of restricted securities held of record by a single controlling shareholder. This existing control block shall be partially retired and transferred in order to set the share structure as provided in Schedule B, attached hereto. Also, Pubco has a total of 872,690 shares of its Series A Callable Convertible Preferred Stock issued and outstanding which are subject to conversion into common shares of Pubco common stock at the ratio of 10 shares of common for each converted share of Series A Preferred.

     (c) At closing (and after giving effect to the retirement of shares from the existing "Control Block"), there will be a total of 5,964,494 shares of common stock outstanding and 872,690 shares of preferred stock outstanding. Except as set forth on Schedules A and B, there are no options, warrants or other commitments to issue additional shares.

     (d) At closing, Pubco will own the Assets free and clear of all claims or liens.

     (e) At closing, Pubco's shares will be listed for trading on the OTC Bulletin Board and there shall have been no (e)'s for late filings.

     (f) All filings made by Pubco with SEC are true and correct in all material respects.

     (g) Except for minor obligations related to its reporting status and normal operating expenses, Pubco shall have no liabilities and it shall own the Assets all as shown on Pubco's financial statements filed with the SEC.

     (h) Copies of Pubco's Bylaws and Articles of Incorporation are available on the SEC EDGAR website and the execution of this Agreement does not violate the bylaws or articles or any other agreement to which Pubco is a party.

     (i) There are not third party consents necessary to authorize or approve this transaction and other than approval of the Board of Directors, no shareholder vote is necessary.

     (j) At closing, the Pubco shares to be delivered to the Investors will be duly issued, fully paid and non assessable.

3. Pubco specifically advises the Investors that it will require significant additional capital investment in the form of equity, debt or hybrid securities. The sale of these securities by Pubco will necessarily dilute the ownership interest of the Investors. All Investors are advised that Pubco cannot predict with any certainty the availability of additional financing or the terms upon which such financing may be available to Pubco, if at all, and that as a result, Investors may face substantial dilution to their ownership interest.

4.   Representation and Warranties of Investor.  To induce Pubco to enter
     ------------------------------------------
into this transaction, the Investors represent and warrant, severally, but not jointly, as follows:

     (a)  They have the power and authority to enter into this Agreement.

     (b) They have made loans or equity investments to MMAX as shown on Schedule B (the "Investments").

     (c) Provided the Proposed Transaction closes substantially in the form described in Item 1 hereof, the Investors will waive all claims to MMAX or the Assets and will accept in full consideration thereof the Pubco shares on ___________, 2010.

     (d) Investor acknowledges that Investor understands that Pubco will require significant additional capital investment in the form of equity, debt or hybrid securities and that the sale of these securities by Pubco will necessarily dilute the ownership interest of the Investors.

     (e) The Investors understand that the Pubco shares are "restricted shares" as that term is defined by the federal securities laws and will have a legend affixed to the stock certificate substantially in the following form, thereby restricting the sale of such shares for a statutory minimum period of time:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

     (f) The Investor acknowledges that he has had access to all information concerning the Proposed Transaction and has had an opportunity to ask question of the Pubco principals.

     (g) The Investor is an accredited investor as defined by the federal securities laws.

5.   Conditions Precedent to Investors' Obligations to Close.
     --------------------------------------------------------

     (a) The Proposed Transaction shall have closed on or before _________, 2010.

     (b)  All of Pubco's representations and warranties are true and correct.

6.   Conditions Precedent to Pubco's Obligations.
     --------------------------------------------

     (a) The Proposed Transaction shall have closed on or before _______, 2010.

     (b) All of Investor's representations and warranties are true and correct.

     Investors shall have executed a waiver of claims against Pubco and The Finance Group.



                          [Signature Page to Follow]


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                               Signature Page

   IN WITNESS WHEREOF, the parties hereto, agreeing to be bound by the terms and conditions set forth herein, have set their hand and seal as of this ____ day of __________, 2010.


"PUBCO"

NEVADA PROCESSING SOLUTIONS, INC.

  /s/ J. Chad Guidry
-------------------------------------
By:   J. Chad Guidry
Its:  President


"INVESTOR"

_______________________________     ________________________________
Name (Please Print)                 Name of Joint Investor, If Any

_______________________________     ________________________________
Signature                           Signature

_______________________________     ________________________________
Street Address                      Street Address

_______________________________     ________________________________
City, State, and Zip Code           City, State, and Zip Code

_______________________________     ________________________________
SS # for share issuance             SS # for share issuance


"FINANCE GROUP"

By:_____________________________

Marcus A. Luna, Esq., Attorney and authorized Signatory


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